Amendment #7
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The parties hereby agree to the following changes in the Reinsurance Agreement:

1.	Section 3, SCOPE OF THE AGREEMENT, shall be replaced by the following:

SCOPE OF THE AGREEMENT

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire agreement between the parties.  There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement.  The parties may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

No assignment, amendment, modification, or termination shall be effective unless such assignment, amendment, modification, or termination is (i) filed with the New Jersey Department of Banking and Insurance at least 30 days prior to the proposed effective date, (ii) not disapproved by the New Jersey Department of Banking and Insurance, (iii) made in writing, and (iv) signed by the parties hereto.

Y-Excess-2004-PICA-PLNJ-7

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 1, 2004.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004-PICA-PLNJ-7